Exhibit 10.84

GUARANTEE

issued by

FreeSeas Inc

as Guarantor

in favour of

Jupiter Bulker AS

as Owners

Bareboat Charter Party

MV “Free Jupiter”

dated 11 September 2014

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THIS GUARANTEE is made on the 11 September, 2014

by:

FreeSeas Inc., a company incorporated and established under the laws of Marshall Islands having its registered address at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of Marshall Islands MH 96960, (the “Guarantor”);

in favour of:

Jupiter Bulker AS, a company formed and established under the laws of Norway having its registered office address at c/o NRP Business Management AS, Haakon VIIs gate 1, 0161 Oslo, Norway (the "Owners").

WHEREAS

(A)	The Owners have agreed to enter into a bareboat charter party dated 11 September 2014 (the "Charter") with Nemorino Shipping S.A., a company incorporated and established under the laws of the Republic of Liberia and whose registered office is at 80, Broad Str. Monrovia, Liberia, as charterers (the "Charterers") in respect of the vessel MV "Free Jupiter” tbr "NEMORINO” (the "Vessel").

(B)	The Charterers are a 100 % owned subsidiary of the Guarantor.

(C)	The execution and delivery of this Guarantee in favour of the Owners is one of the conditions for the delivery of the Vessel to the Charterers under the terms of the Charter.

NOW, THEREFORE, the Guarantor hereby undertakes and agrees as follows:

1	Interpretation

1.1	In this Guarantee including the preamble hereto (unless the context otherwise requires) any term or expression defined in the preamble shall have the herein but whose meanings are defined in the Charter shall have the meanings set out therein.

1.2	References to (or to any specified provision of) this Guarantee or any other document shall be construed as references to this Guarantee, that provision or that document as from time to time amended and words importing the plural shall include the singular and vice versa.

2	Guarantee

In consideration of the Owners entering into the Charter, the Guarantor hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety (in Norwegian: "som selvskyldner"), the due performance of all obligations, including but not limited to payment obligations, which the Charterers have incurred or may incur towards the Owners under the Charter including but not limited to (i) interest accrued according to the Charter, (ii) costs (including but not limited to recovery costs) payable by the Charterers under the Charter and (iii) costs (including but not limited to recovery costs) in connection with the enforcement of this Guarantee (the “Guaranteed Obligations”).

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The Guarantor undertakes to pay to the Owners in the manner and at the time stated in the penultimate paragraph of this clause after receipt of written demand of the Owners (the “Demand(s)) all monies as may be due from the Charterers to the Owners which form part of the Guaranteed Obligations and to discharge as aforesaid all Guaranteed Obligations or any part thereof when the same become due for payment or discharge under the Charter. The Guarantor undertakes to perform all obligations which form part of the Guaranteed Obligations when the Charterers are in default and fails to perform the same obligations under the Charter, and undertakes to indemnify the Owner at all expense if both the Charterers and the Guarantor fails to perform the same obligation.

Any Demand(s) shall state that the Charterers are in default under the Charter and identify the payment (with breakdown of amounts due and payable) or other obligations that the Charterers have failed to perform.

The Guarantor expressly undertakes to make payment of any amount or to perform any obligation guaranteed hereunder within five (5) Business Days after receipt of any Demand made in accordance with this Guarantee. Any payments under this Guarantee shall be made in full, free and clear of any deductions, withholdings, set-offs or counterclaims of any nature whatsoever, and any obligation under this Guarantee shall be performed in full, free and clear of any amendments, supplements or other changes of any nature whatsoever.

If the Guarantor is required by any authority (not situated in the places hereinafter mentioned) to make any withholding or deduction from any payment, or the Owners are required to pay any taxes or dues on such payment in any jurisdiction other than Norway, or the place in which the Owners’ account has been opened the Guarantor shall make such withholding or deduction or pay such tax or due so that the Owners at all times receive and deduction or withholding been required to be made or such due or tax be required to be paid, save where (i) the tax or due is assumed on any profits, income, capital gains of the Owners; or (ii) is incurred as a result of the Owners having or being deemed to have a place of business outside of Norway and/or as a result of the Owners being involved in any activity other than ownership of the Vessel for the Charter Period.

3	Continuing security

This Guarantee is a continuing security for the whole of the Guaranteed Obligations from time to time and shall remain in force notwithstanding (i) the liquidation of the Charterers, (ii) any change in the constitution of the Charterers or of the Owners or (iii) any amendments and/or additions made to the Charter.

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4	Preservation of the Owners’ rights

4.1	This Guarantee is in addition to any other security, guarantee or indemnity now or in the future held by the Owners in respect of the Guaranteed Obligations, whether from the Charterers, other guarantors, or any other person, and shall not merge with, prejudice or be prejudiced by any such security, guarantee or indemnity or any contractual or legal right of the Owners.

4.2	Until all claims against the Charterers in respect of the Guaranteed Obligations have been discharged in full:

(a)	the Guarantor shall not be entitled to participate in any security held or sums received by the Owners in respect of all or any part of the Guaranteed Obligations;

(b)	the Guarantor shall not stand in the place of, or be subrogated for, the Owners in respect of any security, nor take any step to enforce any claim against the Charterers (or their estate or effects), nor claim or exercise any right of set off or counterclaim against the Charterers, nor make any claim in the bankruptcy or liquidation of the Charterers in respect of any sums paid by the Guarantor to the Owners or in respect of any sum which includes the proceeds of realisation of any security at any time held by the Owners in respect of the Guarantor’s liabilities;

(c)	the Guarantor shall not take any steps to enforce any claim which they may have against the Charterers or any surety without the prior written consent of the Owners, and then only on such terms and subject to such conditions as the Owners may reasonably impose; and

(d)	the Guarantor shall not take from the Charterers any security whatsoever for the moneys hereby guaranteed.

4.3	If the Guarantor, in breach of paragraph (a), (b), (c) and (d) above, receives or recovers any money pursuant to any such exercise, claim or proof as therein referred to. it shall hold such money for the Owners to apply the same as if they were moneys received or recovered by the Owners under this Guarantee.

5	Preservation of Guarantors liability

5.1	The Owners may without the prior written consent of the Guarantor and without notice to the Guarantor:

(a)	amend, novate, renew, vary or supplement the Charter or release any other security granted in respect of the Guaranteed Obligations;

(b)	allow to the Charterers or to any other person any time or other indulgence;

(c)	enter into, renew, vary or terminate any other agreement or arrangement with the Charterers or any other person; or

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(d)	make any concession to the Charterers or do or omit or neglect to do anything which might, but for this provision, operate to release or reduce the liability of the Guarantor under this Guarantee.

5.2	The liability and obligations of the Guarantor under this Guarantee shall not be affected by:

(a)	the absence of, or any defective, excessive or irregular exercise of, any of the powers of the Charterers;

(b)	any security given or payment made to the Owners by the Charterers or any other person being avoided or reduced under any law (whether English or foreign) relating to bankruptcy or insolvency or analogous circumstance in force from time to time;

(c)	the liquidation, administration, receivership, insolvency or similar proceedings of the Guarantor;

(d)	the Charter and/or any other security, guarantee or indemnity now or in the future held by the Owners being defective, void or unenforceable, or the failure of the Owners to take any security, guarantee or indemnity; or

(e)	the assignment, amendment, supplement, extension or reinstatement (however fundamental and whether or not more onerous) of any of the Guaranteed Obligations, or any assignment of this Guarantee.

6	Waivers of the Guarantor

The Guarantor hereby waives:

(a)	any requirement that the Owners make demand upon or seek to enforce remedies against the Charterers or any other security for any payments or other performance of the Guaranteed Obligations before demanding payment or performance under this Guarantee, and

(b)	notice of the occurrence of any event of default under the Charter.

7	Representations and warranties

As long as the Guarantee is in effect, the Guarantor makes the representations and warranties set out in this clause 7 to the Owners:

(a)	it is a company, duly incorporated and validly existing under the laws of the Republic of the Marshall Islands and listed in NASDAQ;

(b)	it has the power to enter into and perform, and has taken ail necessary action to authorise the entry into, performance and delivery of this Guarantee, which, when executed in accordance with its terms will constitute legal, valid and binding obligations enforceable against it in accordance with its terms;

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(c)	the entry into and performance by it of this Guarantee do not and will not conflict with any applicable law or judicial or official order, the constitutional documents of the Guarantor or conflict with any document which is binding upon it or any of its assets;

(d)	as at the date hereof no other event is outstanding which constitutes (or with the giving or notice, lapse of time, determination or materiality or the fulfilment of any other applicable condition or any combination of the foregoing, might constitute) a default under any document to which it is party or which is binding on it or any of its assets which is likely to have a material adverse effect on the ability to perform its obligations under this Guarantee;

(e)	all authorisations required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by this Guarantee have been obtained or effected (as appropriate) and are in full force and effect;

(f)	as at the date hereof no litigation, arbitration or administrative proceedings against it are current or, to its knowledge, pending or threatened, which would, if adversely determined, have a material adverse effect on the ability of the Guarantor to perform its payment obligations under the Guarantee;

(g)	under the laws of the Republic of the Marshall Islands in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make to the Owners under this Guarantee;

(h)	the obligations of the Guarantor to the Owners under this Guarantee will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency or other similar laws of general application;

(i)	as at the date hereof it has not taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receivers trustee or similar officer of it or of any of its assets or revenues;

(j)	all of the written information supplied by the Guarantor to the Owners in connection herewith was (having due regard to the nature of that information and the purposes for which it was prepared), true, complete and accurate in all material respects when supplied and the Guarantor is not aware of any material facts or circumstances existing at the date hereof that have not been disclosed to the Owners and which might be expected, if disclosed, adversely to affect the decision of a person considering whether or not to enter into any agreements with the Charterers; and

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(k)	the execution of this Guarantee and its exercise of its rights and performance of its obligations under the Guarantee will not result in the existence of nor oblige it to create any encumbrance over all or any of its present or future revenues or assets.

8	Undertakings

The Guarantor shall:

(a)	procure the Charterers’ compliance with all of the undertakings which follows from the Charters, including the provisions of the Charter applicable to the Guarantor;

(b)	not, without the prior written consent of the Owners, which not to be unreasonably withheld, demerge, merge, split, reorganise or otherwise change their business or operations in a manner so that or as a result of which its financial condition and/or its ability to fulfil its obligations under this Guarantee would be materially weakened;

(c)	at all times be the 100% parent company of the Charterers and shall not agree to any transfer of shares, granting of options of ownership, or change in the ownership of the Charterers, without the prior written consent of the Owners; and

(d)	as soon as reasonably practicable, execute all such documents (including notices), effect all such registrations and filings, deposit all such documents and do all such things as the Owners may reasonably require in order to facilitate the enforcement of this Guarantee or the exercise of any rights held by the Owners under this Guarantee.

9	Assignment and other parties rights

The Owners shall have the right to assign to any and all mortgagees of the Vessel and all of the rights, benefit and interest of the Owners in and to this Guarantee. The Guarantor may not assign nor transfer any of its obligations pursuant to the Guarantee without the prior written consent of the Owners.

10	Reinstatement

Notwithstanding any payment received by the Owners under the Charter or any other document referred to therein, this Guarantee will be reinstated if such payment is required by bankruptcy law or any other legal provision to be returned by the Owners to the party or parties having made such payment.

11	Expiration

This Guarantee shall expire and the Guarantor shall be considered fully released either upon the Guarantor having honoured all the Guaranteed Obligations or upon the redelivery of the Vessel under the Charter according to the terms of the Charter provided no Guaranteed Obligations remain outstanding.

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12	Notices

Except as otherwise provided for in this Guarantee, all notices or other communications under or in respect of this Guarantee to either party hereto shall be in writing and shall be made or given to such party at the address, or to the e-mail address, or fax number appearing below, or at such other place as such party may hereafter specify for such purpose);

(i) in the case of the Owners:

Jupiter Bulker AS

c/o NRP Business Management AS

Haakon Vlls gate 1, 0161 Oslo, Norway

Fax: +47 22 00 81 91

E-mail:r.risan@nrp.as

(ii) in the case of the Guarantor:

FreeSeas Inc.

c/o M. DALAKOS – I. FASSOLIS – N.THEOFANOPOULOS AND

ASSOCIATES LAW OFFICES

15 Sachtouri str.,

18536 Piraeus, Greece,

Attn.: I. FASSOLIS,

e-mail: dftlaw@otenet.qr,

Phone No. + 30 210 4284680,

Fax No. 30 210 4183015

13	Governing law and jurisdiction

This Guarantee shall be governed by and construed in accordance with Norwegian law and any dispute arising out of this Agreement shall be referred to arbitration in Oslo, Norway according to the Norwegian Arbitration Act of 2004 or any replacement thereof, and, unless the parties agree forthwith on a single arbitrator, be referred to the final determination of three arbitrators, one to be appointed be each of the parties and the third to be appointed by the two other arbitrators.

Nothing contained in this Clause shall limit the right of the Owners to commence any proceedings against the Guarantor in any other court of competent jurisdiction nor shall the commencement of any proceedings against the Guarantor in one or more jurisdictions preclude the commencement of any proceedings in any other jurisdiction, whether concurrently or not.

14	Severability

If at any time any provision of this Guarantee is void, invalid, illegal or unenforceable, then that provision shall be severed from the remainder, with the result that the remaining provisions shall remain valid, legal and enforceable in full.

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IN WITNESS HEREOF the Owners and the Charterers have signed and executed TWO COPIES of this Agreement the day and year first written.

For the Owners:	For the Guarantor:

/s/ Erlend Lous	/s/ Ion G. Varouxakis
Jupiter Bulker AS	FreeSeas Inc.

Erlend Lous
Attorney-in-Fact

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